UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

On May 2, 2022, LiveOne, Inc.’s (the “Company”) current independent registered public accounting firm, BDO USA, LLP (“BDO”), informed the Company that it will be resigning as the Company’s independent registered public accounting firm effective as of the date of the filing of the Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2022. BDO did not seek the Company’s consent to its resignation. As a result, the Company’s Audit Committee or Board of Directors did not recommend or approve the resignation of BDO.

BDO’s audit reports on the Company’s financial statements for the fiscal years ended March 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that BDO’s report for the Company’s financial statements for the fiscal year ended March 31, 2021 contained an explanatory paragraph that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended March 31, 2022 and 2021 and any subsequent interim period through May 2, 2022, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in its report on the Company’s financial statements, however, BDO has not yet finished its audit of the Company’s financial statements for its fiscal year ended March 31, 2022 and therefore these disclosures are subject to change.

During the Company’s two most recent fiscal years ended March 31, 2022 and 2021 and any subsequent interim period through May 2, 2022, there were no “reportable events” (as described in paragraphs (a)(1)(v) (A) through (D) of Item 304 of Regulation S-K), other than the material weaknesses reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2020 (the “Fiscal 2021 Third Quarter 10-Q”), Annual Report on Form 10-K for the fiscal year ended March 31, 2021 (the “Fiscal 2021 10-K”), Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (the “Fiscal 2022 First Quarter 10-Q”), Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Fiscal 2022 Second Quarter 10-Q”), and Quarterly Report on Form 10-Q for the quarter ended December 31, 2021 (the “Fiscal 2022 Third Quarter 10-Q”). The material weakness identified in the Fiscal 2021 Third Quarter 10-Q resulted from the Company’s controls over business combinations not operating effectively as of such time to allow management to timely identify errors related to the recording of those transactions. The material weakness caused the Company’s management to conclude that the Company’s internal control over financial reporting was not effective as of December 31, 2020. See Part I, Item 4, of the Fiscal 2021 Third Quarter 10-Q for additional information regarding this material weakness. The material weaknesses identified in the Fiscal 2021 10-K related to Company control activities in connection with the preparation of the Company’s financial statements, the Company’s evaluation and accounting of certain features embedded in complex debt and equity instruments, the Company’s identification of errors in the accounting for business combinations, and the Company’s application of controls relating to revenue and inventory of its then recently acquired subsidiary. See Part II, Item 9A. of the Fiscal 2021 10-K for additional information regarding these material weaknesses. The material weaknesses identified in the Fiscal 2022 First Quarter 10-Q, the Fiscal 2022 Second Quarter 10-Q and the Fiscal 2022 Third Quarter 10-Q were the same as reported in the Fiscal 2021 10-K. See Part I, Item 4, of each respective quarterly report for additional information regarding these material weaknesses. BDO has not yet finished its audit of the Company’s financial statements for its fiscal year ended March 31, 2022 and therefore these disclosures are subject to change. The Company is continuing to take substantial steps to remediate such material weaknesses.

The Company previously provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K (this “Form 8-K”), and has requested that BDO furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether they agree with the above statements. A copy of the requested letter received from BDO, dated May 6, 2022, stating that they agree is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
16.1*	Letter from BDO USA, LLP, dated as of May 6, 2022, addressed to the U.S. Securities and Exchange Commission.
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: May 6, 2022	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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